Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

89bio, Inc.

at

$14.50 per share in cash, plus one non-tradeable contingent value right per share representing the right to receive certain contingent payments of up to an aggregate amount of $6.00 per share in cash upon the achievement of specified milestones on or prior to the applicable milestone outside dates pursuant to the Offer to Purchase

dated October 1, 2025

by

Bluefin Merger Subsidiary, Inc.

a wholly owned subsidiary of

Roche Holdings, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME ON WEDNESDAY, OCTOBER 29, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share (the “Shares”), of 89bio, Inc., a Delaware corporation (“89bio”) and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Citibank, N.A., the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Citibank, N.A.

By Mail:	By Overnight Mail:
Citibank, N.A. P.O. Box 219287 Kansas City, MO 64121-9287 Ref: Tender/89bio, Inc.-Roche Holdings, Inc.	Citibank, N.A. 801 Pennsylvania Ave, Suite 219287 Kansas City, MO 64105-1307 Ref: Tender/89bio, Inc.-Roche Holdings, Inc.

By Facsimile Transmission:

(For Eligible Institutions Only)

(816) 374-7427

Confirm Facsimile Transmission:

(By Telephone Only)

(844) 460-9413

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Bluefin Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 1, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.001 per share, of 89bio, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)
If delivery will be by book-entry transfer:

Name of Tendering Institution
(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other documents required by the Letter of Transmittal or any other customary documents required by the Depositary, all by 5:00 P.M. New York City time on the business day following the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.